SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 6, 2006

                          RIVIERA HOLDINGS CORPORATION
             (exact name of registrant as specified in its charter)


    Nevada                  000-21430                         88-0296885
(State or other
jurisdiction of             (Commission                      (IRS Employer
corporation)                File Number)                    Identification No.)


2901 Las Vegas Boulevard
Las Vegas, Nevada                                                 89109
(Address of principal office)                                  (Zip code)

Registrant's Telephone number,                               (702) 794-9527
    including area code
                          ------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))


Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

         On April 6, 2006, a class action complaint was filed in the District Court of Clark County, Nevada (Case No. A520076) in the name of Thomas A. Trozzi, on behalf of himself and all others similarly situated, against Riviera Holdings Corporation (the "Company") and its directors. The complaint was served on the Company on April 7, 2006. The complaint refers to the plaintiff as being a shareholder of the Company at all relevant times.

         The plaintiff alleges, among other things, that the defendants breached their fiduciary duties owed to the Company's shareholders by entering into the Agreement and Plan of Merger, dated April 5, 2006 (the "Merger Agreement"), among Riv Acquisition Holdings Inc., Riv Acquisition Inc. and the Company at a price that the plaintiff considers to be inadequate.

         In the complaint the plaintiff requests the court to do the following, among other things: (i) certify all Company shareholders, other than the defendants and persons or entities related to or affiliated with any defendants, as a class for purposes of a class action lawsuit, (ii) enjoin consummation of the transactions contemplated by the Merger Agreement "until the Company adopts and implements a procedure or process to obtain the highest possible price for shareholders," (iii) direct the Company to disclose immediately its results for the first quarter of 2006 "and accurate projections through the Company's FY 2007" and (iv) rescind the Merger Agreement.

         The Company believes the plaintiff's allegations are without merit.

         The information in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as and when expressly set forth by such specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2006                         RIVIERA HOLDINGS CORPORATION


                                                By: /s/ Duane Krohn
                                                Treasurer and CFO